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                                                                 (Exhibit 23.2)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
HealthStar Corp.:

We consent to incorporation by reference in the registration statement (File No. 333-72219) on Form S-8 of HealthStar Corp., of our report dated May 28, 1999 relating to the consolidated statements of operations and retained earnings and cash flows for the year ended March 31, 1999, which report appears in the March 31, 2000, annual report on Form 10-KSB of HealthStar Corp.

KPMG LLP

Phoenix, Arizona
June 26, 2000